Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273287

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated September 1, 2023)

BITCOIN DEPOT INC.

Up to 83,747,027 Shares of Class A Common Stock

Up to 43,848,750 Shares of Class A Common Stock Underlying Warrants

Up to 12,223,750 Warrants to Purchase Class A Common Stock

This prospectus supplement supplements the prospectus dated September 1, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-273287). This prospectus supplement is being filed solely to update the information contained in the table in the “Selling Securityholders” section of the Prospectus to reflect certain transactions described herein.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of the following:

(i) up to 83,747,027 shares of Class A common stock consisting of:

(a) up to 657,831 shares of Class A common stock held by former stockholders of GSRM, of which (i) 203,481 shares were issued pursuant to certain Voting and Non-Redemption Agreements (as defined below) at an effective purchase price of $0.00 per share and (ii) 454,350 shares were issued pursuant to certain Non-Redemption Agreements (as defined below) at an effective purchase price of $3.00 per share;

(b) up to 5,769,185 shares of Class A common stock held by certain third parties and affiliates of Sponsor and former directors of GSRM, in each case that were issued at Closing in exchange for an equivalent number of shares of Class B common stock of GSRM that were originally purchased for approximately $0.004 per share;

(c) up to 1,075,761 shares of Class A common stock issuable upon the vesting and conversion of the Company’s Class E common stock, par value $0.0001 per share (the “Class E common stock”), held by certain third parties and affiliates of Sponsor and former directors of GSRM, in each case that were issued at Closing in exchange for an equivalent number of shares of Class B common stock of GSRM that were originally purchased for approximately $0.004 per share;

(d) up to 59,100,000 shares of Class A common stock underlying the following securities held by BT Assets as of the Closing (which in each case were issued as consideration in the Business Combination based on a value of $10.00 per share): (i) 15,000,000 BT HoldCo Earnout Units, consisting of (A) 5,000,000 Class 1 Earnout Units of BT HoldCo, (B) 5,000,000 Class 2 Earnout Units of BT HoldCo, and (C) 5,000,000 Class 3 Earnout Units of BT HoldCo, and (ii) 44,100,000 BT HoldCo Common Units (which correspond to 44,100,000 shares of Class V common stock);

(e) up to 4,300,000 shares of Class A common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which were purchased for $10.00 per share and issued at Closing and were initially held by the PIPE Subscribers pursuant to that certain PIPE Agreement, dated as of June 23, 2023 (the “PIPE Agreement”), by and among GSRM, Lux Vending, LLC dba Bitcoin Depot (“BT OpCo”), and the subscribers set forth therein (the “PIPE Subscribers”);

(f) up to 500,000 shares of Class A common stock issued at Closing to Brandon Mintz under the Bitcoin Depot Inc. 2023 Omnibus Incentive Equity Plan at an effective cost basis of $3.23 per share;

(g) up to 120,500 shares of Class A common stock issuable upon exercise of the restricted stock units issued at Closing to Scott Buchanan under the Bitcoin Depot Inc. 2023 Omnibus Incentive Equity Plan at an effective cost basis of $3.23 per share; and

(h) up to 12,223,750 shares of Class A common stock issuable upon exercise of the Private Placement Warrants that were originally purchased for $1.00 per Private Placement Warrant; and

(ii) up to 12,223,750 Private Placement Warrants that were originally purchased concurrently with the closing of the GSRM initial public offering at a price of $1.00 per Private Placement Warrant and distributed to certain third parties and affiliates of Sponsor concurrently with Closing.

We will not receive any proceeds from the sale of shares of Class A common stock or Private Placement Warrants by the Selling Securityholders pursuant to the Prospectus or in any supplement to the Prospectus. See the sections of the Prospectus entitled “Selling Securityholders” and “Plan of Distribution.”

Our Class A common stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “BTM” and “BTMWW,” respectively. On October 16, 2023, the closing sales price of our Class A common stock and Public Warrants was $2.71 per share and $0.18 per Public Warrant, respectively.

Our Chief Executive Officer, Brandon Mintz, (through his ownership interests in BT Assets) owns a majority of the voting power of our issued and outstanding Common Stock (as defined in the Prospectus). As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus and this prospectus supplement comply with the requirements that apply to an issuer that is an emerging growth company. This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus, and in Section 1A. Risk Factors of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 18, 2023.

SELLING SECURITYHOLDERS

The following information is provided as of October 16, 2023 to update the “Selling Securityholders” section of the Prospectus to reflect (i) the transfer of 3,475,000 shares of Series A Convertible Preferred Stock of the Company from the PIPE Subscribers to certain third parties (the “Preferred Shares Transfer”) and (ii) updated beneficial ownership information for each other Selling Securityholder.

Where the name of a Selling Securityholder identified in the table below also appears in the table in the Prospectus, the information set forth in the table below regarding that Selling Securityholder supersedes and replaces the information regarding such Selling Securityholder in the Prospectus. Information regarding the Selling Securityholders listed in the table below, including the number of shares of Class A Common Stock and Warrants beneficially owned by them, is based on information provided by such Selling Securityholders as of the date of this prospectus supplement.

Information about the Selling Securityholders, including those listed below, may change over time. Since the effectiveness of the Registration Statement on Form S-1 of which the Prospectus is a part, a number of Selling Securityholders may have exercised their Private Placement Warrants and/or sold or otherwise transferred their securities registered thereunder. This prospectus supplement does not provide any updates with respect to any such exercises, sales or transfers, except for those expressly referred to in the immediately preceding paragraphs.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Class A common stock and Private Placement Warrants with respect to which the Selling Securityholders have sole or shared voting and investment power. The percentage of shares of our Class A common stock beneficially owned by each of the Selling Securityholders after the offering shown in the table below is based on an aggregate of 13,183,691 shares of our Class A common stock outstanding on October 16, 2023, and giving effect to the conversion or exercise of any Warrants or Series A Preferred Stock held by each such Selling Securityholder, as applicable.

	Shares of Class A common stock				Warrants to Purchase common stock**
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Atalaya Capital Management LP(1)	18,125	15,000	3,125	*	—	—	—	—
Baris Guzel(2)	77,567	77,567	—	—	—	—	—	—
Brandon Mintz(3)	500,000	500,000	—	—	—	—	—	—
BT Assets, Inc.(4)	59,100,000	59,100,000	—	—	—	—	—	—
Carlos Garcia(5)	21,589	21,589	—	—	25,000	25,000	—	—
Carnegie Park Capital LLC(6)	345,410	345,410	—	—	800,000	800,000	—	—
Claybaker LLC(7)	616,078	616,078	—	—	1,015,510	1,015,510	—	—
David Lorber(8)	48,784	48,784	—	—	33,333	33,333	—	—
Destinations Global Fixed Income Opportunities Fund(9)	432,710	204,660	228,050	1.7%	—	—	—	—
Drakes Landing Associates, LP(10)	28,836	28,836	—	—	66,785	66,785
Eve Mongiardo (11)	77,567	77,567	—	—	—	—	—	—
Guines LLC(12)	345,407	345,407	—	—	800,000	800,000	—	—

JMT Holdings LLC(13)	180,935	180,935	—	—	75,513	75,513	—	—
Mark McCauley(14)	7,195	7,195	—	—	8,333	8,333	—	—
Meteora Strategic Capital, LLC(15)	2,035,298	557,927	1,477,371	10.3%	1,434,739	1,434,739	—	—
Michael Moe (16)	20,000	20,000	—	—	—	—	—	—
OPI Series 2022-1 (GSRM)(17)	1,191,660	1,191,660	—	—	1,380,000	1,380,000	—	—
Owl Creek Asset Management, L.P.(18)	21,000	21,000	—	—	—	—	—	—
Perga Capital Management LP(19)	357,500	7,500	350,000	2.6%	—	—	—
Polar Multi-Strategy Master Fund(20)	2,184,474	354,350	1,830,124	12.2%	—	—	—	—
Radcliffe Capital Management, L.P.(21)	1,681,739	1,294,473	387,266	2.8%	1,400,000	1,400,000	—	—
Rangeley Capital, LLC(22)	274,689	274,689	—	—	636,215	636,215	—	—
Ridgeview Holdings LLC(23)	25,904	25,904	—	—	60,000	60,000
RiverPark Strategic Income Fund(24)	307,290	145,340	161,950	1.2%	—	—	—	—
Sandia Investment Management LP(25)	976,469	475,991	500,478	3.6%	—	—	—	—
SASA Investments LLC(26)	25,904	25,904	—	—	60,000	60,000
Scott Buchanan(27)	120,500	120,500	—	—	—	—	—	—
Sea Otter Trading LLC(28)	479,736	405,199	74,537	*	460,000	460,000	—	—
Shaolin Capital Management LLC(29)	1,363,910	15,801	1,365,646	9.9%	—	—	—	—
Space Summit Opportunity Fund I LP(30)	90,500	10,500	80,000	*	—	—	—	—
SPAC GSR II LLC(31)	973,906	973,906	—	—	1,921,661	1,921,661	—	—
Special Situations Cayman Fund, L.P(32)(37)	410,014	275,182	134,832	1.0%	—	—	—	—
Special Situations Fund III QP, L.P.(33)(37)	1,408,598	945,384	463,214	3.3%	—	—	—	—
Special Situations Private Equity Fund, L.P.(34)(37)	336,343	254,561	81,782	*	—	—	—	—
Special Situations Technology Fund, L.P.(35)(37)	123,623	82,970	40,653	*	—	—	—	—
Special Situations Technology Fund II, L.P.(36)(37)	658,424	441,903	216,521	1.6%	—	—	—	—
Venus Investments I LLC(38)	973,906	973,906	—	—	1,921,661	1,921,661	—	—
Yuya Orime(39)	50,000	50,000	—	—	125,000	125,000	—	—

*	Less than 1%.
**	Does not include beneficial ownership of Public Warrants.

(1)

Consists of (i) 12,000 shares of Class A common stock held directly by ACM ASOF VIII Secondary-C LP (“ACM ASOF”) and (ii) 6,125 shares of Class A common stock held directly by Atalaya Special Purpose Investment Fund II LP (“Atalaya Fund II”), including (x) 3,000 shares registered for resale hereby and (y) 3,125 shares purchased in the open market. Atalaya Capital Management LP (“ACM”) is the Manager of ACM ASOF and of Atalaya Fund II and has investment and dispositive power over the shares. Drew Phillips is the Partner/Chief Operating Officer of ACM and may be deemed to have voting and investment control with respect to the shares held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and individuals is One Rockefeller Plaza, 32nd Floor New York, New York 10020.

(2)

Consists of (i) 68,345 shares of Class A common stock, (ii) 3,074 shares of Class E-1 common stock, (iii) 3,074 shares of Class E-2 common stock and (iv) 3,074 shares of Class E-3 common stock held by Baris Guzel, a U.S. citizen. Mr. Guzel served as a member of the board of directors of GSRM until the closing of the Business Combination. The address of Mr. Guzel is c/o GSR II Meteora Sponsor LLC, 418 Broadway, Suite N, Albany, New York 12207.

(3)

Consists of 500,000 shares of Class A common stock held by Brandon Mintz, a U.S. citizen. Mr. Mintz is Bitcoin Depot’s President and Chief Executive Officer and has served as Chairman of the board of directors of Bitcoin Depot since the Closing. The address of Mr. Mintz is c/o Bitcoin Depot Inc, 3343 Peachtree Road NE, Suite 750, Atlanta, Georgia 30326.

(4)

Consists of 59,100,000 shares of Class A common stock underlying the following securities held directly by BT Assets: (i) 15,000,000 BT HoldCo Earnout Units, consisting of (A) 5,000,000 Class 1 Earnout Units of BT HoldCo, (B) 5,000,000 Class 2 Earnout Units of BT HoldCo, and (C) 5,000,000 Class 3 Earnout Units of BT HoldCo, and (ii) 44,100,000 BT HoldCo Common Units (corresponding to 44,100,000 shares of Class V common stock). Brandon Mintz is the sole voting stockholder of BT Assets and may be deemed to have voting and investment control with respect to the shares held by BT Assets. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of BT Assets and Mr. Mintz is c/o Bitcoin Depot Inc, 3343 Peachtree Road NE, Suite 750, Atlanta, Georgia 30326.

(5)

Consists of (i) 18,130 shares of Class A common stock, (ii) 1,153 shares of Class E-1 common stock, (iii) 1,153 shares of Class E-2 common stock, (iv) 1,153 shares of Class E-3 common stock and (v) 25,000 Private Placement Warrants held by Carlos Garcia, a U.S. citizen. The address of Mr. Garcia is 10 K Street SE, Apt. PH10, Washington, DC 20003.

(6)

Consists of (i) (A) 131,983 shares of Class A common stock, (B) 8,393 shares of Class E-1 common stock, (C) 8,393 shares of Class E-2 common stock, (D) 8,393 shares of class E-3 common stock and (E) 364,000 Private Placement Warrants held directly by CPC Sponsor Opportunities I (Parallel), LP (“Parallel Fund”), and (ii) (A) 158,089 shares of Class A common stock, (B) 10,053 shares of Class E-1 common stock, (C) 10,053 shares of Class E-2 common stock, (D) 10,053 shares of Class E-3 common stock, and (E) 436,000 Private Placement Warrants held directly by CPC Sponsor Opportunities I, LP (together with Parallel Fund, the “CPC funds”). Carnegie Park Capital LLC (“CPC”) is the Manager of the CPC funds and has investment and dispositive power over the securities. Edward Tsun-Wei Chen is the Managing Partner of CPC and may be deemed to have voting and investment control with respect to the shares held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and individuals is 200 East 94th Street, Suite 2109, New York, New York 10128.

(7)

Consists of (i) 517,378 shares of Class A common stock, (ii) 32,900 shares of Class E-1 common stock, (iii) 32,900 shares of Class E-2 common stock, (iv) 32,900 shares of Class E-3 common stock and (v) 1,015,510 Private Placement Warrants held directly by Claybaker LLC. Claybaker LLC has sole investment and dispositive power over the securities. Lewis Silberman is the Managing Member of Claybaker LLC and may be deemed to have voting and investment control with respect to the securities held by this entity. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of this entity and individual is 251 Little Falls Drive, Wilmington, Delaware 19808.

(8)

Consists of (i) 44,173 shares of Class A common stock, (ii) 1,537 shares of Class E-1 common stock, (iii) 1,537 shares of Class E-2 common stock, (iv) 1,537 shares of Class E-3 common stock and (v) 33,333 Private Placement Warrants held by David Lorber, a U.S. citizen. Mr. Lorber served as a director on GSRM’s board of directors from the Company’s inception in August 2022 until the closing of the Business Combination. The address of Mr. Lorber is c/o GSR II Meteora Sponsor LLC, 418 Broadway, Suite N, Albany, New York 12207.

(9)

Consists of (i) 228,050 shares of Class A common stock and (ii) 204,660 shares of Series A Preferred Stock held by Destinations Global Fixed Income Opportunities Fund. David K. Sherman, a U.S. citizen, has beneficial ownership of the shares held by Destinations Global Fixed Income Opportunities Fund. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of this entity and Mr. Sherman is c/o CrossingBridge Advisors, LLC, 427 Bedford Road, Pleasantville, New York 10570. The exercise or conversion of any Series A Preferred Stock of the Company is subject to ownership limitations such that Destinations Global Fixed Income Opportunities Fund and its respective affiliates cannot beneficially own in excess of 4.99% of the pro forma issued and outstanding Class A common stock of the Company at any time.

(10)

Consists of (i) 24,216 shares of Class A common stock, (ii) 1,540 shares of Class E-1 common stock, (iii) 1,540 shares of Class E-2 common stock, (iv) 1,540 shares of Class E-3 common stock and (v) 66,785 Private Placement Warrants held directly by Drakes Landing Associates, LP. JBF Capital, Inc. is the General Partner of Drakes Landing Associates LP. John B. Fullerton is the President of JBF Capital, Inc. and may be deemed to have voting and investment control with respect to the securities held by this entity. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and these individuals is 306 West Francis Street, Aspen, Colorado 81611.

(11)

Consists of (i) (A) 48,345 shares of Class A common stock, (B) 3,074 shares of Class E-1 common stock, (C) 3,074 shares of Class E-2 common stock and (D) 3,074 shares of Class E-3 common stock held directly by EGMKRM, LLC and (ii) 20,000 shares of Class A common stock held by Eve Mongiardo, a U.S. citizen. Eve Mongiardo is the Managing Member of EGMKRM, LLC and may be deemed to have voting and investment control with respect to the shares held by this entity. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of this entity and individual is c/o GSR II Meteora Sponsor LLC, 418 Broadway, Suite N, Albany, New York 12207.

(12)

Consists of (i) 290,072 shares of Class A common stock, (ii) 18,445 shares of Class E-1 common stock, (iii) 18,445 shares of Class E-2 common stock, (iv) 18,445 shares of Class E-3 common stock and (v) 800,000 Private Placement Warrants held directly by Guines LLC. Roystone Capital Management LP is the Manager of Guiness LLC and has sole investment and dispositive power over the securities. Rich Barrera is the Managing Member of Roystone Capital Management LP and may be deemed to have voting and investment control with respect to the securities held by this entity. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and Mr. Barrera is 767 Third Ave., 29th Floor, New York, New York 10017.

(13)

Consists of (i) 151,949 shares of Class A common stock, (ii) 9,662 shares of Class E-1 common stock, (iii) 9,662 shares of Class E-2 common stock, (iv) 9,662 shares of Class E-3 common stock and (v) 75,513 Private Placement Warrants held by JMT Holdings LLC. Joseph Tonnos is the Managing Member of JMT Holdings LLC and may be deemed to have voting and investment control with respect to the securities held by JMT Holdings LLC. Mr. Tonnos served as Chief Financial Officer of GSR II Meteora Acquisition Corporation until the closing of the Business Combination. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of JMT Holdings LLC and Mr. Tonnos is 5200 N Ocean Dr, 18D, West Palm Beach, Florida 33404.

(14)

Consists of (i) 6,043 shares of Class A common stock, (ii) 384 shares of Class E-1 common stock, (iii) 384 shares of Class E-2 common stock, (iv) 384 shares of Class E-3 common stock and (v) 8,333 Private Placement Warrants held by Mark McCauley, a U.S. citizen. The address of Mr. McCauley is 138 Sam Hill Road, Guilford, Connecticut 06437.

(15)

Consists of (i) 774,421 shares of Class A common stock, including (x) 468,545 shares registered for resale hereby and (y) 305,876 shares purchased in the open market, (ii) 29,794 shares of Class E-1 common stock, (iii) 29,794 shares of Class E-2 common stock, (iv) 29,794 shares of Class E-3 common stock, (v) 1,434,739 Private Placement Warrants, and (vi) 1,171,495 Public Warrants purchased in the open market, held directly by Meteora Strategic Capital, LLC (“MSC”). Meteora Capital, LLC (“Meteora”) is the Manager of MSC and has investment and dispositive power over the securities. Vikas Mittal is the Managing Member of MSC and Meteora and may be deemed to have voting and investment control with respect to the securities held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and Mr. Mittal is 1200 N Federal Hwy, Ste 200, Boca Raton, Florida 33432.

(16)

Consists of 20,000 shares of Class A common stock held by Michael Moe, a U.S. citizen. Mr. Moe served as a director on GSRM’s board of directors from the Company’s inception in August 2022 until the closing of the Business Combination. The address of Mr. Moe is c/o GSR II Meteora Sponsor LLC, 418 Broadway, Suite N, Albany, New York 12207.

(17)

Consists of (i) 1,000,749 shares of Class A common stock, (ii) 63,637 shares of Class E-1 common stock, (iii) 63,637 shares of Class E-2 common stock, (iv) 63,637 shares of Class E-3 common stock and (v) 1,380,000 Private Placement Warrants held directly by OPI Series 2022-1 (GSRM). Oppenheimer Alternative Investment Management LLC (the “Managing Member”) is the Manager of OPI Series 2022-1 (GSRM) and has investment and dispositive power over the securities. Bryan McKigney is the President of the Managing Member. Robert S. Lowenthal and Dennis P. McNamara are each an SVP of the Managing Member. Messrs. McKigney, Lowenthal and McNamara may be deemed to have voting and investment control with respect to the securities held by OPI Series 2022-1 (GSRM). The Managing Member is a subsidiary of Oppenheimer Holdings, Inc. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of each of these entities and individuals is 85 Broad Street, 22nd Floor, New York, New York 10004.

(18)

Consists of 21,000 shares of Class A common stock held directly by Owl Creek Credit Opportunities Master Fund, L.P. Owl Creek Asset Management, L.P., as investment advisor to Owl Creek Credit Opportunities Master Fund, L.P. (“Owl Creek L.P.”), has voting and investment power with respect to the shares of Class A common stock. Owl Creek GP, LLC is the General Partner of Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey A. Altman, as managing member of Owl Creek GP, LLC, may be deemed to control such general partner. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and Mr. Altman is 640 5th Ave #20, New York, New York 10019.

(19)

Consists of (i) 7,500 shares of Class A common stock and (ii) 350,000 Public Warrants purchased in the open market, held directly by Perga Capital Partners, LP. Perga Capital Management LP is the Manager of Perga Capital Partners, LP and has investment and dispositive power over the securities. Jonathan Hoke and Alex Sharp control Perga Capital Management LP. Each of Perga Capital Partners, LP and Messrs. Hoke and Sharp has voting and investment power with respect to the securities held by Perga Capital Partners, LP and may be deemed to be a beneficial owner of such securities. The business address of these entities and individuals is 1000 Biscayne Blvd, Miami, Florida 33132.

(20)

Consists of (i) 354,350 shares of Class A common stock registered for resale hereby and (ii) 1,830,124 Public Warrants exercisable for shares of Class A common stock subject to an ownership blocker pursuant to the Non-Redemption Agreement entered into by the Company and Polar Multi-Strategy Master Fund (the “Polar Fund”), each held directly by the Polar Fund. The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the securities held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the securities held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest therein. The ultimate natural persons who have voting and dispositive power over the securities held by the Polar Fund are Paul Sabourin and Abdalla Ruken, Co-Chief Investment Officers of PAMPI. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario, M5J 0E6 Canada.

(21)

Consists of (i) (A) 507,626 shares of Class A common stock, (B) 32,279 shares of Class E-1 common stock, (C) 32,279 shares of Class E-2 common stock, (D) 32,279 shares of Class E-3 common stock, and (E) 1,400,000 Private Placement Warrants held directly by Radcliffe SPAC Opportunity Fund, L.P. and (ii) (A) 407,276 shares of Class A common stock, including (x) 20,010 shares registered for resale hereby and (y) 387,266 shares purchased in the open market and (B) 670,000 shares of Series A Preferred Stock registered for resale hereby each held directly by Radcliffe Multi-Strategy Master Fund, L.P. (with Radcliffe SPAC Opportunity Fund, L.P., collectively, the “Radcliffe funds”). Radcliffe Capital Management, L.P. (“RCM”) is the Manager of the Radcliffe funds and has investment and dispositive power over the securities. Pursuant to an investment management agreement, RCM serves as the investment manager of the Radcliffe funds. RGC Management Company, LLC (“RGC Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as the managing members of RGC Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and individuals is 50 Monument Road, Suite 300, Bala Cynwyd, Pennsylvania 19004. The exercise or conversion of any Series A Preferred Stock of the Company is subject to ownership limitations such that the Radcliffe funds and their respective affiliates cannot beneficially own in excess of 9.99% of the pro forma issued and outstanding Class A common stock of the Company at any time.

(22)

Consists of (i) (A) 125,921 shares of Class A common stock, (B) 8,007 shares of Class E-1 common stock, (C) 8,007 shares of Class E-2 common stock, (D) 8,007 shares of Class E-3 common stock and (E) 347,282 Private Placement Warrants held directly by Rangeley Capital Partners, LP, (ii) (A) 12,745 shares of Class A common stock, (B) 810 shares of Class E-1 common stock, (C) 810 shares of Class E-2 common stock, (D) 810 shares of Class E-3 common stock and (E) 35,150 Private Placement Warrants held directly by Rangeley Capital Special Opportunities Fund, LP and (iii) (A) 92,019 shares of Class A common stock, (B) 5,851 shares of Class E-1 common stock, (C) 5,851 shares of Class E-2 common stock, (D) 5,851 shares of Class E-3 common stock and (E) 253,783 Private Placement Warrants held directly by Rangeley Capital Partners II, LP, (collectively, the “Rangeley funds”). Rangeley Capital, LLC is the investment manager of the Rangeley funds and has investment and dispositive power over the securities. Christopher DeMuth Jr. is the Managing Member of Rangeley Capital, LLC and may be deemed to have voting and investment control with respect to the securities held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and individuals is 3 Forest Street, New Canaan, Connecticut 06840.

(23)

Consists of (i) (A) 21,755 shares of Class A common stock, (B) 1,383 shares of Class E-1 common stock, (C) 1,383 shares of Class E-2 common stock, (D) 1,383 shares of Class E-3 common stock and (ii) 60,000 Private Placement Warrants held directly by Ridgeview Holdings LLC. Ridgeview Holdings LLC has sole investment and dispositive power over the securities. Griffin Rotman is the Managing Member of Ridgeview Holdings LLC and may be deemed to have voting and investment control with respect to the securities held by this entity. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of this entity and individual is 261 Palmetto Ln., West Palm Beach, Florida 33405.

(24)

Consists of (i) 161,950 shares of Class A common stock and (ii) 145,340 shares of Series A Preferred Stock held by RiverPark Strategic Income Fund. David K. Sherman, a U.S. citizen, has beneficial ownership of the shares held by RiverPark Strategic Income Fund. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of this entity and Mr. Sherman is c/o CrossingBridge Advisors, LLC, 427 Bedford Road, Pleasantville, New York 10570. The exercise or conversion of any Series A Preferred Stock of the Company is subject to ownership limitations such that RiverPark Strategic Income Fund and its respective affiliates cannot beneficially own in excess of 4.99% of the pro forma issued and outstanding Class A common stock of the Company at any time.

(25)

Consists of shares of (i) 317,197 shares of Class A common stock, including (x) 20,991 shares registered for resale hereby and (y) 296,206 shares purchased in the open market, allocated to investors managed by Sandia Investment Management LP (“Sandia”), (ii) 455,000 shares of Series A Preferred Stock, allocated to investors managed by Sandia and (iii) 204,272 Public Warrants purchased in the open market, allocated to investors managed by Sandia. Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner of the securities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, Massachusetts 02108. The exercise or conversion of any Series A Preferred Stock of the Company is subject to ownership limitations such that Sandia and its respective affiliates cannot beneficially own in excess of 9.99% of the pro forma issued and outstanding Class A common stock of the Company at any time.

(26)

Consists of (i) 21,755 shares of Class A common stock, (ii) 1,383 shares of Class E-1 common stock, (iii) 1,383 shares of Class E-2 common stock, (iv) 1,383 shares of Class E-3 common stock, and (v) 60,000 Private Placement Warrants held directly by SASA Investments LLC. Shiv Abrol may be deemed to have voting and investment control with respect to the securities held by this entity. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of this entity and individual is 14 E 4th St., New York, New York 10012.

(27)

Consists of 120,500 shares of Class A common stock issuable upon exercise of the restricted stock units issued at Closing to Scott Buchanan, a U.S. citizen, under the Bitcoin Depot Inc. 2023 Omnibus Incentive Equity Plan. Mr. Buchanan is Bitcoin Depot’s Chief Operating Officer and has served as a member of the board of directors of Bitcoin Depot since the Closing. The address of Mr. Buchanan is c/o Bitcoin Depot Inc, 3343 Peachtree Road NE, Suite 750, Atlanta, Georgia 30326.

(28)

Consists of (i) 479,736 shares of Class A common stock, including (x) 405,199 shares registered for resale hereby and (y) 160,000 shares purchased in the open market, (ii) 21,212 shares of Class E-1 common stock, (iii) 21,212 shares of Class E-2 common stock, (iv) 21,212 shares of Class E-3 common stock and (v) 460,000 Private Placement Warrants held directly by Sea Otter Trading LLC. Sea Otter Advisors LLC is the Advisor of Sea Otter Trading LLC and has investment and dispositive power over the securities held by these entities. Peter Smith and Nicholas Fahey are the Managing Members of Sea Otter Advisors, LLC and may be deemed to have voting and investment control with respect to the securities held by these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and individuals is 107 Grand St., 7th Floor, New York, New York 10013.

(29)

Consists of, in each case, without giving effect to the 9.9% beneficial ownership blocker pursuant to the PIPE Agreement, (i) 770,727 shares of Class A common stock of which (w) 315,019 shares of Class A common stock are owned by Shaolin Capital Partners Master Fund Ltd, (x) 143,596 shares of Class A common stock are owned by MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, (y) 173,614 shares of Class A common stock are owned by DS Liquid DIV RVA SCM LLC and (z) 138,498 shares of Class A common stock are owned by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC (collectively, the “Shaolin funds”), including (1) 509 shares held by Shaolin Capital Partners Master Fund Ltd., 7,792 shares held by MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, 208 shares held by DS Liquid DIV RVA SCM LLC, and 7,292 shares held by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC, registered for resale hereby by each such Shaolin fund, respectively, and (2) collectively among the Shaolin funds, 754,926 shares purchased in GSRM’s IPO (including rights that were exchanged into shares at the Closing), and (ii) 1,874,274 Public Warrants purchased in GSRM’s IPO and in the open market, of which (w) 751,584 Public Warrants are held by Shaolin Capital Partners Master Fund Ltd, (x) 367,358 Public Warrants are owned by MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, (y) 414,215 Public Warrants are owned by DS Liquid DIV RVA SCM LLC and (z) 341,117 Public Warrants are owned by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC. Shaolin Capital Management LLC (“SCM”) is the Manager of the Shaolin funds and has sole investment and dispositive power over the securities. David Puritz, in his position as CIO at SCM and Michael Jester in his position as Co-founder and Head of Research at SCM may be deemed to have voting and investment control with respect to the securities held by these entities. SCM has sole voting and dispositive power over the securities held by each of these entities. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities and individuals is 230 NW 24th Street, Suite 603, Miami, Florida 33127. Pursuant to the PIPE Agreement, the exercise or conversion of any Series A Preferred Stock, warrants or other convertible or equity-linked securities of the Company is subject to ownership limitations such that Shaolin Capital Management, LLC and its affiliates cannot beneficially own in excess of 9.9% of the pro forma issued and outstanding Class A common stock of the Company at any time. The number of shares beneficially owned by the Shaolin funds after the offering is based on 13,183,691 shares of Class A common stock outstanding as of the date of this prospectus supplement, plus an aggregate of 610,720 shares of Class A common stock issuable upon exercise of 610,720 Public Warrants held by the Shaolin funds, which represents the maximum number of such warrants exercisable by the Shaolin funds to be in compliance with the 9.9% ownership limitation to which the Shaolin funds are subject.
(30)

Consists of 90,500 shares of Class A common stock, including (i) 10,500 shares registered for resale hereby and (ii) 80,000 shares purchased in the open market, held directly by Space Summit Opportunity Fund I LP. Space Summit Capital LLC is the Manager of Space Summit Opportunity Fund I LP and has investment and dispositive power over the shares. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of these entities is 15455 Albright Street, Pacific Palisades, California 90272.

(31)

Consists of (i) 817,882 shares of Class A common stock, (ii) 52,008 shares of Class E-1 common stock, (iii) 52,008 shares of Class E-2 common stock, (iv) 52,008 shares of Class E-3 common stock, and (v) 1,921,661 Private Placement Warrants held by SPAC GSR II LLC. Gustavo Garcia has beneficial ownership of the securities held by SPAC GSR II LLC. Mr. Garcia served as a Co-Chief Executive Officer and Director of GSR II Meteora Acquisition Corporation’s board of directors until the closing of the Business Combination. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of SPAC GSR II LLC and Mr. Garcia is 7887 Broadway St., Apt 806, San Antonio, Texas 78209.

(32)	Consists of (i) 134,832 shares of Class A common stock and (ii) 275,182 shares of Series A Preferred Stock held by Special Situations Cayman Fund, L.P.
(33)	Consists of (i) 463,214 shares of Class A common stock and (ii) 945,384 shares of Series A Preferred Stock held by Special Situations Fund III QP, L.P.
(34)	Consists of (i) 81,782 shares of Class A common stock and (ii) 254,561 shares of Series A Preferred Stock held by Special Situations Private Equity Fund, L.P.
(35)	Consists of (i) 40,653 shares of Class A common stock and (ii) 82,970 shares of Series A Preferred Stock held by Special Situations Technology Fund, L.P.
(36)

Consists of (i) 216,521 shares of Class A common stock and (ii) 441,903 shares of Series A Preferred Stock held by Special Situations Technology Fund II, L.P. (with Special Situations Cayman Fund, L.P., Special Situations Fund III QP, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., each, a “Special Situations Fund” and collectively, the “Special Situations Funds”).

(37)	AWM Investment Company, Inc. (“AWM”) is the investment adviser to each of the Special Situations Funds. David M. Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the Special Situations Funds. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein. The business address of each Special Situations Fund is 527 Madison Avenue, Suite 2600, New York, New York 10022. The exercise or conversion of any Series A Preferred Stock of the Company is subject to ownership limitations such that the Special Situations Funds and their respective affiliates cannot beneficially own in excess of 9.99% of the pro forma issued and outstanding Class A common stock of the Company at any time.
(38)

Consists of (i) 817,882 shares of Class A common stock, (ii) 52,008 shares of Class E-1 common stock, (iii) 52,008 shares of Class E-2 common stock, (iv) 52,008 shares of Class E-3 common stock, and (v) 1,921,661 Private Placement Warrants held by Venus Investments I LLC. Anantha Ramamurti has beneficial ownership of the securities held by Venus Investments I LLC. Mr. Ramamurti served as a President and Director of GSR II Meteora Acquisition Corporation’s board of directors until the closing of the Business Combination. Each of the parties in this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of Venus Investments I LLC and Mr. Ramamurti is 3138 Honey Tree Lane, Austin, Texas 78746.

(39)

Consists of (i) 50,000 shares of Class A common stock and (ii) 125,000 Private Placement Warrants held by Yuya Orime, a U.S. permanent resident. Mr. Orime served as a Senior Vice President at GSR II Meteora Acquisition Corporation until the closing of the Business Combination. The address of Mr. Orime is c/o GSR II Meteora Sponsor LLC, 418 Broadway, Suite N, Albany, New York 12207.